UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(Rule 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No._______)
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☐Preliminary Information Statement

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Nexstar Broadcasting Group, Inc.
(Name of Registrant as Specified In Its Charter)

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NEXSTAR BROADCASTING GROUP, INC.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Nexstar Broadcasting Group, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Nexstar Broadcasting Group, Inc., a Delaware corporation (the “Company”), to notify stockholders of the actions taken by the Board of Directors (the “Board”) of the Company by written consent dated April 22, 2013 approving and adopting resolutions to amend the Nexstar Broadcasting Group, Inc. 2006 Long-Term Equity Incentive Plan (the “2006 Plan”) and by the holders of a majority of the issued and outstanding voting securities of the Company by written consent dated April 22, 2013, approving and adopting resolutions to (i) amend the 2006 Plan and (ii) ratify and confirm the prior grant of 274,000 stock options by the Compensation Committee (the “Compensation Committee”) of the Board to the Chief Executive Officer of the Company under the 2006 Plan on September 11, 2012.

On September 11, 2012, the Company granted the Company’s Chief Executive Officer options to acquire 1,000,000 shares of the Company’s Class A common stock, of which 424,000 shares were issued pursuant to the 2006 Plan (the “Grant”). At the time of the Grant, the 2006 Plan limited the number of options that could be granted to any one person in any 12 month period to 150,000. Because of this, the Grant exceeded the limit by 274,000 options (the “Ratified Options”). The Company’s Compensation Committee had previously determined that the Grant served and advanced the best interests of the Company’s stockholders. Accordingly, and because the Compensation Committee and the Board believe the Grant continues to serve and advance the best interest of Company’s stockholders, the Board, subject to approval by the Company’s stockholders, approved an amendment to the 2006 Plan to permit the Grant, including the Ratified Options, and ratified the issuance of the Ratified Options.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of our voting securities, your vote or consent is not requested or required to approve these matters. This Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. You do not need to do anything in response to this Notice and the Information Statement.

We are not asking you for a Proxy and you are requested not to send us a Proxy.

Sincerely,

/s/ Perry A. Sook

Perry A. Sook
Chairman of the Board of Directors, Chief Executive Officer and President

April 30, 2013

NEXSTAR BROADCASTING GROUP, INC.
5215 N. O’Connor Blvd., Suite 1400
Irving, Texas 75039
(972) 373-8800
INFORMATION STATEMENT
ABOUT THIS INFORMATION STATEMENT

Nexstar Broadcasting Group, Inc., a Delaware corporation, and its subsidiaries (“Nexstar,” the “Company”, “we”, “us”, or “our”), is sending you this Information Statement solely for purposes of informing its stockholders of record as of March 25, 2013 (the “Record Date”) of actions taken by our stockholders by less than unanimous written consent in lieu of a special meeting of stockholders. No action is requested or required on your part. This Information Statement is available at www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=13194.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Summary of the Corporate Actions

The holders of a majority of the Company’s issued and outstanding voting securities, by written consent dated April 22, 2013, have (i) approved Amendment No. 1 to the Nexstar Broadcasting Group, Inc. 2006 Long-Term Equity Incentive Plan (the “2006 Plan”) to amend the 2006 Plan and (ii) ratified and confirmed the prior grant of 274,000 stock options by the Compensation Committee (the “Compensation Committee”) of the Board of Directors to the Chief Executive Officer of the Company under the 2006 Plan on September 11, 2012. The prior equity incentive award included a total of 1,000,000 stock options that were granted by the Company on September 11, 2012 to the Chief Executive Officer of the Company. A portion of the stock options were granted under each of the Nexstar Broadcasting Group, Inc. 2003 Long-Term Equity Incentive Plan, the 2006 Plan and the Nexstar Broadcasting Group, Inc. 2012 Long-Term Equity Incentive Plan. 424,000 of the stock options were issued pursuant to the 2006 Plan (the “Grant”).

At the time of the Grant, the 2006 Plan limited the number of options that could be granted to any one person in any 12 month period to 150,000. Because of this, the Grant exceeded the limit by 274,000 options (the “Ratified Options”). The Company’s Compensation Committee had previously determined that the Grant served and advanced the best interests of the Company’s stockholders. Accordingly, and because the Compensation Committee and the Board believe the Grant continues to serve and advance the best interest of Company’s stockholders, the Board, subject to approval by the Company’s stockholders, approved an amendment to the 2006 Plan to permit the Grant to the Company’s Chief Executive Officer and ratified the Ratified Options.

As of April 15, 2013, a total of 1,342,000 shares of the Company’s Class A common stock were then subject to outstanding awards granted under the 2006 Plan.

Stockholder approval is required for the approval of the Ratified Options described in this Information Statement under the listing rules of The NASDAQ Global Market (the “Marketplace Rules”), the terms of the 2006 Plan and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Such approval has been received by written consent dated April 22, 2013.

This Information Statement is first being mailed on or about May 17, 2013 to the Company’s stockholders of record as of the Record Date. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the action taken by written consent will become effective no earlier than 20 calendar days after the date on which this Information Statement is sent or given to our stockholders.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Under the Delaware General Corporation Law (the “DGCL”), the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws and the Marketplace Rules, the Ratified Options may be approved, without a meeting of stockholders, by a resolution of our Board of Directors, followed by the written consent of stockholders representing a majority of the voting power of our outstanding shares of common stock. As of the Record Date, the Company had 25,419,248 shares of Class A common stock, 4,252,471 shares of Class B common stock and no shares of Class C common stock outstanding and entitled to vote. Holders of our Class A common stock and our Class B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders. The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to 10 votes per share. Holders of our Class C common stock have no voting rights. The written consent was executed by the holders of 3,865,384 shares of our Class B common stock, representing a majority of the voting power of our common stock. Accordingly, the written consent was executed by stockholders holding sufficient voting power to approve the actions contemplated by the written consent and no further stockholder action is required.

1

Dissenters’ Rights of Appraisal

The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein and receive an agreed or judicially appraised value for their shares of common stock.

Notice Pursuant to the Company’s Amended and Restated By-laws and Delaware General Corporation Law

Pursuant to Section 2.07 of our Amended and Restated By-laws and Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 2.07 of our Amended and Restated By-laws and Section 228(e) of the DGCL.

2

TABLE OF CONTENTS
Page(s)
ABOUT THIS INFORMATION STATEMENT	1
ITEM 1 – APPROVAL OF AMENDMENT TO THE NEXSTAR BROADCASTING GROUP, INC. 2006 LONG-TERM EQUITY INCENTIVE PLAN	1
ITEM 2 – APPROVAL OF THE PRIOR EQUITY INCENTIVE AWARD OF 274,000 OPTIONS TO ACQUIRE SHARES THAT WAS GRANTED BY THE COMPANY ON SEPTEMBER 11, 2012 TO THE CHIEF EXECUTIVE OFFICER OF THE COMPANY	4
EQUITY COMPENSATION PLAN INFORMATION	6
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	6
COMPENSATION OF DIRECTORS	6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8
COMPENSATION COMMITTEE REPORT	9
COMPENSATION DISCUSSION AND ANALYSIS	10
OTHER INFORMATION	22

ITEM 1 – APPROVAL OF AMENDMENT TO THE NEXSTAR BROADCASTING GROUP, INC. 2006 LONG-TERM EQUITY INCENTIVE PLAN

General

Effective as of September 10, 2012 our Board of Directors approved Amendment No. 1 (the “Amendment”) to amend the Nexstar Broadcasting Group, Inc. 2006 Long-Term Equity Incentive Plan (the “2006 Plan”). The Amendment increases the limit on the number of stock options and SARs (as defined below) to acquire shares that may be granted to a single individual in a calendar year to 500,000 from 150,000.

The Board of Directors believes that equity based awards are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company. The Amendment enables the Company to make award grants commiserate in size with this goal and will help the Company better achieve the goal. In addition, the Amendment allows for the Grant (as described below) to the Company’s Chief Executive Officer. Because the Compensation Committee and the Board of Directors believe the Grant continues to serve and advance the best interest of Company’s stockholders, the Board of Directors, subject to approval by the Company’s stockholders, approved the Amendment to permit the Grant to the Company’s Chief Executive Officer.

The following is a summary of the material terms of the 2006 Plan, as amended by the Amendment, but does not include all of the provisions of the 2006 Plan. For further information we refer you to the 2006 Plan and to the Amendment, a copy of which is attached as Annex A hereto.

2006 Long-Term Equity Incentive Plan

The 2006 Plan provides for the granting of stock-based awards to our directors, employees and consultants who perform services for, or to whom an offer of employment has been extended by, the Company. Awards granted under the 2006 Plan may be in the form of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, performance awards, or any combination of the foregoing. Our Board of Directors has delegated the administration of our equity incentive plan to the Compensation Committee of the Board of Directors, which has the authority to grant awards under such plan and to determine any terms, conditions, or restrictions relating to such awards. Our Board of Directors or the Compensation Committee may amend or terminate our equity incentive plan, but may not amend such plan without the approval of our stockholders if such amendment would violate any law or agreement or the rules of any exchange upon which our Class A common stock is listed. Except as otherwise determined by the Compensation Committee or as described below with respect to the termination of a participant’s services in certain circumstances including a change of control, no grant under the 2006 Plan may be exercised, and no restrictions relating to the grant may lapse, within six months of the date of the grant. Each employee to whom a grant is made under the plan will enter into a written agreement with us that will contain additional provisions relating to the vesting of the grant.

The number of shares of our Class A common tock with respect to which benefits may be granted under the 2006 Plan may not exceed 1,500,000 shares of our Class A common stock. Employees (including executive officers) and consultants of the Company and its subsidiaries and non-employee directors will be eligible to participate in the 2006 Plan.

If a participant’s services are terminated within one year following a change of control, then all of the participant’s options and SARs become immediately fully vested and exercisable and remain so for up to one year after the date of termination but in no event after the expiration date of the award. In addition, the Compensation Committee may grant options that become fully vested and immediately exercisable automatically upon a change of control, whether or not the participant is subsequently terminated. Further, upon a change of control all restrictions on shares of restricted stock granted to a participant immediately lapse, and a participant who has been granted a performance award will earn no less than the portion of the performance award that he would have earned if the applicable performance cycle had terminated on the date of the change of control.

Certain United States Federal Income Tax Consequences Under the 2006 Plan

The following is a brief description of certain federal income tax consequences to the Company and recipients of awards under the 2006 Plan. This description is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis.

Incentive Stock Options. With respect to incentive stock options, generally the option holder is not taxed and the Company is not entitled to a deduction on either the grant or the exercise of an incentive stock option, so long as the requirements of Section 422 of the Internal Revenue Code continue to be met. If the option holder meets the employment requirements and does not dispose of the shares of common stock acquired upon exercise of an incentive stock option until at least (1) one year after transfer of the shares pursuant to the exercise of the option and (2) two years after the date the option was granted, gain or loss realized on sale of the shares will be treated as long term capital gain or loss. However, the excess of the fair market value of the shares of stock as of the date of exercise over the exercise price is a tax preference item for the purposes of determining the option holder’s alternative minimum tax. If the shares are disposed of before those periods expire, (a disqualifying disposition), the option holder will be required to recognize ordinary income in an amount equal to the lesser of (1) the excess, if any, of the fair market value of the common stock on the date of exercise over the exercise price or (2) if the disposition is a taxable sale or exchange, the amount of gain realized on the disposition. The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after exercise unless there has been a disqualifying disposition of the shares. Upon a disqualifying disposition, the Company will generally be entitled, at the same time, to a deduction in an amount equal to the amount of ordinary income recognized by the employee.

Non-Qualified Stock Options. The grant of non-qualified stock options under the 2006 Plan will not result in the recognition of any taxable income by the participants. A participant will recognize compensation income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value of the acquired shares of common stock on the date the shares were acquired, and (ii) the exercise price (equal to the fair market value of the Company’s stock on the date of grant) of the option. The tax basis of these shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option; the holding period of these shares begins on the day following the date of exercise. The compensation income recognized on exercise of the option by an employee is subject to withholding of federal and state income tax and employment tax. Generally, the Company will be entitled to a deduction in the amount reportable as compensation income by the participant on the exercise of a non-qualified stock option.

Stock Appreciation Rights. The holder of a stock appreciation right is entitled to receive cash or shares of the Company’s stock in an amount equal to the excess of the fair market value of the Company’s stock on the date of exercise over the strike price (equal to the fair market value of the Company’s stock on the date of grant) of the stock appreciation right. The recipient will recognize compensation income in an amount equal to the cash or the fair market value of the shares received on the date of exercise. The basis of any shares received will be equal to the fair market value of the shares on the date of exercise, and the holding period of the shares will begin on the day after the date of exercise. The compensation income recognized on exercise of a stock appreciation right by an employee is subject to federal and state income and employment tax withholding. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the compensation income recognized by the holder.

Restricted Stock Grants. Restricted stock granted under the 2006 Plan generally will not be taxed to the recipient, or deductible by the Company, at the time of grant, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”). If the recipient does not make a Section 83(b) Election, then on the date the restrictions lapse and the shares become transferable or not subject to a substantial risk of forfeiture, the recipient recognizes ordinary income equal to the excess of the fair market value of the shares on that date over the purchase price paid for the stock, if any. If the recipient does make a Section 83(b) Election, then the recipient recognizes ordinary income equal to the excess of the fair market value of the shares on the date of the grant over the purchase price of the stock, if any. The recipient’s tax basis for the shares includes the amount paid for the shares and the ordinary income recognized. Generally, the Company will be entitled to a deduction in an amount equal to the compensation income recognized by the recipient (i) in the case where the recipient does not make a Section 83(b) Election, at the time that the shares are no longer subject to a substantial risk of forfeiture or (ii) in the case where the recipient makes a Section 83(b) Election, on the date of grant. The compensation income recognized on the vesting of restricted stock by an employee is subject to federal and state income and employment tax withholding.

Performance Awards. A holder of performance awards is entitled to receive cash or shares of common stock of the Company, contingent on the attainment of specified performance objectives. The holder generally will recognize compensation income in an amount equal to the cash or the fair market value of the shares of common stock of the Company on the date that the holder of the performance award becomes entitled to payment of the cash or shares of common stock of the Company. The compensation income recognized by an employee on the date that the holder of the performance unit becomes entitled to payment of the cash or shares is subject to federal and state income and employment tax withholding. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the compensation income recognized by the holder.

Limits on Deductibility and Additions to Tax; Section 280G. Awards made under the 2006 Plan may provide for accelerated vesting and/or accelerated payment in the event of a change of control of the Company. If there is a change of control, amounts provided under the 2006 Plan may be characterized as “parachute payments” under Section 280G of the Internal Revenue Code. An employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Internal Revenue Code Section 4999 and the Company will be denied a deduction with respect to such excess parachute payment pursuant to Internal Revenue Code Section 280G. An employee generally is deemed to have received a “parachute payment” if such employee receives compensation that (1) is contingent upon a change in the ownership or control of the Company and (2) exceeds, in the aggregate, an amount equal to three times the employee’s “base amount”. The “base amount” generally is the average of the annual compensation of such employee for the five years preceding the change in ownership or control. An “excess parachute payment” with respect to any employee is the excess of the total parachute payments to such person over such person’s base amount.

Section 162(m). In addition, compensation in excess of $1 million (including amounts treated as compensation as described above) paid to the Company’s chief executive officer (or person acting in that capacity) and the Company’s four other most highly paid individuals will not be deductible unless the compensation is payable on the achievement of certain performance objectives or meets certain other exceptions under Section 162(m) of the Internal Revenue Code.

Section 409A. Section 409A of the Internal Revenue Code imposes a number of limitations on deferred compensation plans, including limitations on compensation programs such as the 2006 Plan. It provides for an interest charge and an additional tax of 20 % on the receipt of “deferred compensation” if those limitations are not observed. Section 409A applies to compensation deferred after December 31, 2004 (which includes compensation that vests after that date).

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the 2006 Plan. Accordingly, all award recipients are advised to consult their own tax advisors concerning the federal, state, local and foreign income and other tax considerations relating to such awards and rights thereunder.

ITEM 2 – APPROVAL OF THE PRIOR EQUITY INCENTIVE AWARD OF 274,000 OPTIONS TO ACQUIRE SHARES THAT WAS GRANTED BY THE COMPANY ON SEPTEMBER 11, 2012 TO THE CHIEF EXECUTIVE OFFICER OF THE COMPANY

General

On September 11, 2012 the Compensation Committee (the “Compensation Committee”) of the Board of Directors granted Perry Sook, the Company’s Chairman of the Board, Chief Executive Officer and President, an equity incentive award of options to acquire a total of 1,000,000 shares of the Company’s Class A common stock. A portion of the shares were issued under each of the Nexstar Broadcasting Group, Inc. 2003 Long-Term Equity Incentive Plan, the 2006 Plan and the Nexstar Broadcasting Group, Inc. 2012 Long-Term Equity Incentive Plan. 424,000 of the shares (the “Grant”) were issued under the 2006 Plan.

At the time of the Grant, the 2006 Plan limited the number of options that could be granted to any one person in any 12 month period to 150,000. Because of this, the Grant exceeded the limit by 274,000 shares (the “Ratified Options”). The Compensation Committee had previously determined that the Grant served and advanced the best interests of the Company’s stockholders. Accordingly, and because the Compensation Committee and the Board believe the Grant continues to serve and advance the best interest of Company’s stockholders, the Board, subject to approval by the Company’s stockholders, approved an amendment to the 2006 Plan to permit the Grant, including the Ratified Options and ratified the Ratified Options.

Stockholder approval is required for the approval of the Ratified Options described in this Information Statement under the listing rules of The NASDAQ Global Market, the terms of the 2006 Plan and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

As of April 15, 2013, a total of 1,342,000 shares of the Company’s Class A common stock were then subject to outstanding awards granted under the 2006 Plan.

The Company’s management and the Compensation Committee believe that an executive’s total compensation package should attract and retain key leadership to the Company and motivate those leaders to perform in the interest of promoting the Company’s profitable growth and current and long term goals. The incentive award grant is intended to strongly link Mr. Sook’s total compensation with the value of the Company’s common stock and therefore, with the goals of all of its stockholders. The Company believes that Mr. Sook’s total compensation strikes the correct balance of providing a competitive base salary while also using stock to options to align his long terms interest with those of the Company’s stockholders.

New Plan Benefits

Nexstar Broadcasting Group, Inc. 2006 Long-Term Equity Incentive Plan
Name and Position	Dollar Value ($)	Number of Units
Perry Sook, Chairman of the Board, Chief Executive Officer and President	See below	274,000

The Ratified Options include options to purchase 274,000 shares of Class A common stock of the Company. They are exercisable at a weighted average price of $9.60 per share, vest and become exercisable over a period no longer than five years and expire on September 11, 2022. The current market value of the Ratified Options is $4,090,820, based on the closing price of our Class A common stock of $24.53, as reported on The NASDAQ Global Market on April 26, 2013.

Tax Treatment

The options granted are non-qualified options for tax purposes. No taxable income is recognized by an optionee upon the grant of an option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of an option, the optionee will have taxable gain or loss measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2012 about the Company’s Class A common stock that may be issued under all of its equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance excluding securities reflected in column (a)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	4,169,000	(1)	$5.55	1,149,000	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	4,169,000		$5.55	1,149,000

(1)	Represents the total number of shares issuable upon the exercise of outstanding stock options under the 2003 Plan, the 2006 Plan and the 2012 Plan.
(2)	Represents shares available for future grant under the 2012 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our directors or executive officers served, and we anticipate that no member of our Board of Directors or executive officers will serve, as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors.

COMPENSATION OF DIRECTORS

Overview of Compensation and Procedures

Nexstar employees do not receive compensation for services as Directors, and ABRY nominees have historically agreed that they would not receive compensation for their service on the Board of Directors, including for 2012. Accordingly, Messrs. Sook, Brooks, Grossman, Stone, Yosef-Or and Yudkoff serve on the Board of Directors without additional compensation. Messrs. Donovan, Armstrong and Pompadur each received an annual retainer of $15,000 and Ms. McNabb received an annual retainer of $25,000 for 2012. In addition to the retainer, Messrs. Donovan, Armstrong and Pompadur and Ms. McNabb each received $1,500 for each in-person meeting that they attended and $750 for each telephonic meeting that they attended of the Board of Directors or committee thereof of which they are a member. In addition, members of the Board of Directors are reimbursed for expenses they incur in attending meetings.

Each class of directors holds office until the applicable meeting of the stockholders of Nexstar for election of their class of Directors and until their successors are elected and qualified. There are no family relationships among Directors or executive officers of Nexstar.

2012 DIRECTOR COMPENSATION TABLE

The following table sets forth information concerning compensation to each of our Directors (excluding the Chief Executive Officer disclosed in the Summary Compensation Table) during the year ended December 31, 2012:
Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Geoff Armstrong	$21,750	$—	$21,750
Michael Donovan	18,000	—	18,000
I. Martin Pompadur	20,250	—	20,250
Lisbeth McNabb	34,750	—	34,750

(1) There were no stock options granted to Directors during 2012. The aggregate option awards outstanding for each Director as of December 31, 2012 were as follows (in shares):

Name	Vested	Unvested
Geoff Armstrong	53,000	2,000
Michael Donovan	53,000	2,000
I. Martin Pompadur	53,000	2,000
Lisbeth McNabb	23,000	2,000

Stock options vest at a rate of twenty percent each year until the award is fully vested on the fifth anniversary of the grant date and expire ten years from the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Nexstar’s Common Stock as of April 15, 2013 by (i) those persons known to Nexstar to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of Nexstar, (ii) each Director of Nexstar, (iii) the Named Executive Officers listed in the Summary Compensation Table and (iv) all Directors and executive officers of Nexstar as a group. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of June 14, 2013 (60 days after April 15, 2013) through the exercise of any stock option or other right. This information has been furnished by the persons named in the table below or in filings made with the Securities and Exchange Commission. Where the number of shares set forth below includes shares beneficially owned by spouses and minor children, the named persons disclaim any beneficial interest in the shares so included. Unless otherwise indicated, a person’s address is c/o Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Blvd., Suite 1400, Irving, TX 75039.

BENEFICIAL OWNERSHIP TABLE

	Class A Common Stock			Class B Common Stock		Percent of Total
Name of Beneficial Owner	Direct Ownership	Vested Options	Percent	Direct Ownership	Percent	Economic Interest	Voting Power
Beneficial Owners of More Than 5%:
ABRY(1)	—	—	—	3,865,384	90.9%	13.0%	56.8%
FMR LLC(2)	1,950,200	—	7.7%	—	—	6.6%	2.9%
Silver Point Capital, LP(3)	1,566,000	—	6.1%	—	—	5.3%	2.3%
North Run Capital, LP(4)	1,500,000	—	5.9%	—	—	5.0%	2.2%
Current Directors:
Royce Yudkoff(5)(6)	—	—	—	3,865,384	90.9%	13.0%	56.8%
Perry A. Sook(7)	538,869	1,550,000	7.7%	387,087	9.1%	7.9%	8.6%
Erik Brooks(6)	27,992	—	0.1%	—	—	0.1%	—
Jay M. Grossman(6)	100,000	—	0.4%	—	—	0.3%	0.1%
Brent Stone(6)	—	—	—	—	—	—	—
Tomer Yosef-Or(6)	—	—	—	—	—	—	—
Geoff Armstrong	—	54,000	0.2%	—	—	0.2%	0.1%
Michael Donovan	6,700	54,000	0.2%	—	—	0.2%	0.1%
I. Martin Pompadur	3,730	54,000	0.2%	—	—	0.2%	0.1%
Lisbeth McNabb	—	24,000	0.1%	—	—	0.1%	—
Current Named Executive Officers:
Thomas E. Carter	64,947	60,000	0.5%	—	—	0.4%	0.2%
Timothy C. Busch	55,214	200,000	1.0%	—	—	0.9%	0.4%
Brian Jones	10,500	193,000	0.8%	—	—	0.7%	0.3%
Marc Montoya	—	6,000	—	—	—	—	—
All current directors and executive officers as a group (20 persons)	831,645	2,296,000	11.3%	4,252,471	100.0%	23.0%	64.9%

(1)
Represents 1,672,963 shares of Class B Common Stock owned by ABRY Broadcast Partners II, L.P.; and 2,192,421 shares of Class B Common Stock owned by ABRY Broadcast Partners III, L.P., which are affiliates of ABRY Broadcast Partners, LLC. The address of ABRY is 111 Huntington Avenue, 29th Floor, Boston, MA 02199.

(2)	The number of shares is derived from the Schedule 13G/A filed with the SEC on March 11, 2013. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.
(3)	The number of shares is derived from the Schedule 13G filed with the SEC on December 10, 2012. The address of Silver Point Capital L.P. is Two Greenwich Plaza, Greenwich, CT 06830.

(4)	The number of shares is derived from the Schedule 13G filed with the SEC on February 14, 2013. The address of North Run Capital, LP is One International Place, Suite 2401, Boston, MA 02110.
(5)
Mr. Yudkoff is the sole trustee of ABRY Holdings III, Co., which is the sole member of ABRY Holdings III, LLC, which is the sole general partner of ABRY Equity Investors, L.P., the sole general partner of ABRY Broadcast Partners III, L.P. Mr. Yudkoff is also the trustee of ABRY Holdings Co., which is the sole member of ABRY Holdings, LLC, which is the sole general partner of ABRY Capital, L.P., which is the sole general partner of ABRY Broadcast Partners II, L.P.

(6)	The address of Mr. Yudkoff, Mr. Brooks, Mr. Grossman, Mr. Stone and Mr. Yosef-Or is the address of ABRY.
(7)	Represents shares owned by PS Sook Ltd., of which Mr. Sook and his spouse are the beneficial owners.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors establishes compensation policies for the Directors and executive officers of Nexstar Broadcasting Group, Inc. (the “Company”), approves employment agreements with executive officers of the Company, administers the Company’s stock option plans and approves grants under the stock option plans and makes recommendations regarding any other incentive compensation or equity-based plans.

In performing its oversight responsibilities of the design and functioning of the Company’s executive and director compensation program, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2012 with the management of the Company. Based upon this review and discussion, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Information Statement.

Respectfully submitted,

Jay M. Grossman, Chair
Royce Yudkoff
Geoff Armstrong

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this Compensation Discussion and Analysis, we provide a detailed discussion and analysis of our compensation program and policies and the critical factors that are considered in making compensation decisions.

Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the year ended December 31, 2012, along with the other three most highly-compensated executive officers, are collectively referred to as the “Named Executive Officers.”

Stockholder Say on Pay Considerations

In 2011, we provided stockholders with an advisory vote on executive compensation (Say on Pay vote) with respect to 2010 compensation. Our executive compensation program was approved by over 99% of the votes. These results demonstrate strong stockholder support for our executive compensation program.

We evaluate our executive compensation program at least annually, and this year, we are asking stockholders to vote again on executive compensation. Our Board of Directors and the Compensation Committee will continue to consider the results of the biennial Say on Pay votes in their future compensation policies and decisions.

Overview and Role of Compensation Committee

The Compensation Committee of the Board of Directors establishes compensation policies for the Directors and executive officers of Nexstar, including the Named Executive Officers. The Compensation Committee approves the employment agreements with the executive officers of Nexstar, administers Nexstar’s stock option plans, approves grants under such plans and makes recommendations regarding other incentive compensation or equity-based plans provided to the Named Executive Officers and other executive officers.

Compensation Philosophy and Objectives

The Company’s executive compensation program has been developed to incorporate a compensation philosophy consistent with the following primary objectives:

•
Attract and retain talented and highly qualified executives in the competitive television broadcasting industry by providing a total compensation package that includes a combination of elements which are at or above competitive opportunities;

•	Tie executive compensation, both annual and long-term elements, to the Company’s overall performance and specific attainment of long-term strategic goals;
•	Provide executives with long-term incentive for future performance that aligns with stockholder interests and maximizes stockholders value over the long-term; and
•	Set executive compensation at responsible levels to promote fairness and equity among all employees within our organization.

Defining the Market—Benchmarking

We have not engaged a compensation consultant to review our policies and procedures concerning executive compensation. Our Chief Executive Officer conducts an annual benchmark review of the aggregate level of our executive compensation, as well as the mix of elements within our executive compensation program. This benchmarking review encompasses analyzing proxy information of approximately 12 multi-media companies that have a broadcast component (“peer group”), as disclosed in their most recent proxy information filing with the Securities and Exchange Commission. The peer group is primarily comprised of the companies in the table below:

Belo Corp	Gray	News Corp
CBS Corp	Journal Communications	Scripps
Fisher	LIN TV	Sinclair
Gannett	Meredith	Washington Post

This review provides a foundation for ensuring that our executive compensation levels remain competitive in relation to this peer group and is generally refreshed prior to the hiring or replacement of an executive officer or when an existing officer’s employment contract is renewed. One of the primary objectives of the Company’s executive compensation program is to provide compensation near the median market pay level based on our benchmarking review of peer group companies, when warranted by Company results and individual contribution. We believe that such benchmarking is useful because we recognize that our compensation practices must be competitive in the television broadcasting industry. By targeting Named Executive Officer compensation to the compensation practices of the Company’s peer group, the Company enhances its ability to attract and retain talented and highly qualified executives, which is fundamental to the Company’s growth and delivery of value to its stockholders. In addition, peer group information is one of the many factors we consider in assessing the reasonableness of compensation of our Named Executive Officers.

Elements of Compensation

The principal elements of the Company’s executive compensation consist of the following:

•	Base Salary
•	Annual Cash Bonuses
•	Stock Options
•	Other Stock-Based Compensation
•	Perquisites and Other Compensation
•	Health Benefits
•	Severance Benefits and Change in Control Provisions

Base Salary

The annual base salary of the Company’s Named Executive Officers is established by individual employment agreements (see “Employment Agreements” in this Proxy Statement). The purpose of the base salary is to provide each Named Executive Officer with a set amount of cash compensation that is not variable in nature and that is generally competitive with market practices. The base salary is established based on the scope of the executive’s responsibilities, taking into account competitive market compensation paid by peer group companies for similar positions. Generally, we target the executives’ base salaries near the median market pay level of our benchmarking review of peer group companies. Under each employment agreement, base salaries are increased on an annual basis. Annual salary increases for the Named Executive Officers are generally consistent, on a percentage basis, with those received by non-executive employees. See the “Employment Agreements” section of this Proxy Statement for a discussion of the employment agreements of Named Executive Officers.

Annual Cash Bonuses

Under the terms of their employment agreements, each Named Executive Officer is eligible to earn a targeted annual cash bonus up to an amount equal to a specified percentage of such executive’s salary. Each Named Executive Officer’s annual cash bonus is targeted to be approximately 50% of their annual base salary (with the exception of the Chief Executive Officer in which the annual cash bonus is targeted at 100% of the annual base salary). The overall performance of the Company determines what percentage, if any, of the target bonus will be paid out, with net revenues and EBITDA as the primary performance measures. If the Company attains the annually budgeted amounts for net revenue and EBITDA, then it is likely that 100% of the targeted bonus will be paid. However, the Chief Executive Officer, with the approval of the Compensation Committee, may increase the annual bonus paid to our other Named Executive Officers, and the Compensation Committee may increase the annual bonus paid to our Chief Executive Officer. Likewise, if the Company does not achieve its performance benchmarks, then an amount less than the full bonus may be paid. However, the Company does not utilize defined formulas to determine what percentage of the target bonuses will be paid to its executive officers, including its Named Executive Officers. Ultimately, the payment of cash bonuses is made on a discretionary basis and is determined based on an evaluation of each executive’s individual contribution to the overall performance of the Company.

Historically, when determining the amount of bonus and incentive compensation to be paid to executive officers, the Compensation Committee reviews and considers the following information:

•	Evaluations of each of the Named Executive Officers, as well as feedback from the full Board of Directors, regarding each Named Executive Officer’s performance;
•
The Chief Executive Officer’s review and evaluation of each of the other Named Executive Officers, addressing individual performance and the results of operations of the business areas and departments for which such executive had responsibility, which the Compensation Committee discusses with the Chief Executive Officer;

•	The financial performance of the Company, including its stock price and revenue growth; and
•	Total proposed compensation, as well as each element of proposed compensation, taking into account the recommendations of the Chief Executive Officer.

For 2012, performance bonuses were paid to four of the Named Executive Officers at amounts representing the full target percentage for the Named Executive Officer, plus additional amounts. The Compensation Committee elected these amounts of bonuses for 2012 due to the performance of the Company, above its performance targets, as well as the individual performance of these executives.

The Company’s performance in 2012 substantially exceeded expectations. Net revenue for 2012 of $378.6 million exceeded our budget of $376.5 million and, excluding political revenue, was a $32.2 million increase over 2011. The Company also realized an increase in retransmission fee revenues of 63% over 2011 due to successful negotiation of expiring contracts and acquisitions of new stations in 2011 and 2012.

Operationally, the Company achieved significant milestones while maintaining discipline in cost management and simultaneously developing new local marketing solutions for our customers. Management utilizes a measure in evaluation of operations, Adjusted EBITDA, which is calculated as income from operations, plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees, non-cash impairment charges, (gain) loss on asset exchange and (gain) loss on asset disposal, net, minus broadcast rights payments. Our budgeted Adjusted EBITDA for 2012 of $150.7 million, compared with actual Adjusted EBITDA of $146.4 million, was substantially met as the Company continued to invest for long-term growth.

The Company also successfully completed the ten television station acquisitions in December 2012, which introduced the Company’s penetration into three additional states and created a virtual duopoly in three markets, and purchased a digital media management company that offers solutions in building presence on the web and in the mobile arena to increase the Company’s digital offerings.

The above factors were considered in determining the levels of performance bonuses paid to each of the named executive officers, along with each executive’s individual performance and contribution to achievement of the goals of the Company. Mr. Sook negotiated all of the significant retransmission agreements in 2011, resulting in a $23.5 million increase in related revenues in 2012 and is expected to have a continued impact on retransmission revenues in future periods. As a result, the Compensation Committee awarded him an incremental cash bonus. The station acquisitions during 2012 all came under the management of Mr. Carter, thus he was granted an incremental cash bonus.

Stock Options and Other Stock-Based Compensation

The Company believes that grants of stock options are the most appropriate form of long-term compensation since they provide incentives to promote the long-term success of the Company in line with stockholders’ interests. The Company’s stock option plans are intended to motivate and reward the executive officers and to retain their continued services while providing long-term incentive opportunities including the participation in the long-term appreciation of our common stock value.

The Compensation Committee awards stock options to the four non-CEO Named Executive Officers based on the recommendation of the Chief Executive Officer, who evaluates their performance in meeting the goals established at the beginning of each year. The Compensation Committee awards stock options to the Chief Executive Officer primarily based on the overall performance of the Company. As with cash bonuses, there is no defined formula for how many options will be awarded to a Named Executive Officer.

During 2012, Mr. Sook, our Chief Executive Officer, was granted 1,000,000 stock options pursuant to the renewed employment agreement dated September 11, 2012. This award vests over a period of four years.

The Company currently maintains three equity compensation plans (collectively, the “Equity Plans”), which provide for the granting of stock options, stock appreciation rights, restricted stock and performance awards. Awards made under the Company’s Equity Plans have consisted almost exclusively of the granting of non-qualified stock options. With certain limited exceptions, stock option awards vest 20% per year over a five-year period, dependent on continued employment. The exercise price of stock options may not be less than the market price of the Company’s Class A Common Stock on the date of grant. Stock option awards must be exercised within ten years of the date of grant of the option, subject to earlier expiration upon termination of the individual’s employment. The provisions of the 2012 Plan limits the number of options that may be granted to any one individual in a calendar year to 30% of the total number of options authorized under the plan.

Perquisites and Other Compensation

All other compensation for the Named Executive Officers includes automobile allowances paid by the Company, the value of the personal use of an automobile, group life insurance paid by the Company and commission. In 2012 and 2011, the Company made 401(k) matching contributions.

Health Benefits

All full-time employees, including our Named Executive Officers, may participate in our health benefit program, including medical, dental and vision care coverage, disability insurance and life insurance.

Severance Benefits and Change in Control Provisions

All of our Named Executive Officers have entered into employment agreements with us. These employment agreements, among other things, provide for severance compensation to be paid to the executives if they are terminated upon a change of control of the Company, or for reasons other than cause or if they resign for good reason, as defined in the agreement (see “Payments Upon a Termination Change in Control”).

Compensation Risk Considerations

The Compensation Committee has assessed the level of risk associated with the Company’s executive incentive programs to ensure that the design of these programs does not encourage executives to subject the Company to unacceptable levels of business risk. It is the Committee’s opinion that the current incentives offered to executives are balanced in such a way so as not to create a conflict between executive and stockholder interests. Annual cash bonuses are based primarily on current year net revenues and EBITDA, which are short-term measures. These short-term incentives are balanced out by the long-term incentives offered to executives in the form of stock options. The options generally vest over a five year period and encourage executives not to take risks that would jeopardize the future growth and profitability of the Company.

Determination of 2012, 2011 and 2010 Compensation

The Compensation Committee reviewed compensation levels for the Named Executive Officers for 2010 through 2012 and considered various factors, including the executive’s job performance, the compensation level of competitive jobs and the financial performance of the Company. For the executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee approves the primary components of compensation for each Named Executive Officer, including any annual cash bonus and grant of stock options.

EMPLOYMENT AGREEMENTS

The Company currently has an employment agreement in place with each of its Named Executive Officers. The following is summarized information related to the base salary, annual cash bonus and severance compensation and termination provisions contained in the employment agreement of each Named Executive Officer.

Perry A. Sook

Mr. Sook is employed as President and Chief Executive Officer under an employment agreement with us. Mr. Sook’s employment agreement was renewed on September 11, 2012. The term of the renewed agreement expires on December 31, 2016 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, effective as of September 11, 2012, Mr. Sook’s base salary is $1,200,000 in 2013, $1,300,000 in 2014, $1,400,000 in 2015 and $1,500,000 in 2016 and thereafter. In addition to his base salary, Mr. Sook is eligible to earn a targeted annual bonus of $1,200,000 for 2013, $1,300,000 for 2014, $1,400,000 for 2015 and is eligible to earn a targeted annual bonus of $1,500,000 for 2016 and thereafter, upon achievement of goals established by our Board of Directors. In the event of termination for reasons other than cause, or if Mr. Sook resigns for good reason, as defined in the agreement, he is eligible to receive his base salary and target bonus for a period of two years and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for one year with premiums paid by Nexstar.

Thomas E. Carter

Mr. Carter is employed as Chief Financial Officer and Executive Vice President under an employment agreement with us. The term of the agreement expires on August 2, 2014 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Carter’s base salary was $390,000 from August 3, 2009 through August 2, 2010, $400,000 from August 3, 2010 through August 2, 2011, $410,000 from August 3, 2011 through August 2, 2012, $420,000 from August 3, 2012 through August 2, 2013 and $430,000 after August 3, 2013. In addition to his base salary, Mr. Carter was eligible to earn a targeted annual bonus of $195,000 for 2009, $200,000 for 2010, $205,000 for 2011 and is eligible to earn a targeted annual bonus of $210,000 for 2012 and $215,000 for 2013 and thereafter, at the discretion of our Chief Executive Officer and the Compensation Committee of the Board of Directors of the Company, based on Mr. Carter’s achievement of goals established by our Chief Executive Officer and the Compensation Committee. In the event of termination for reasons other than cause, or if Mr. Carter resigns for good reason, as defined in the agreement, Mr. Carter is eligible to receive his base salary and paid COBRA premiums for a period of one year.

Timothy C. Busch

Mr. Busch is employed as Executive Vice President and Co-Chief Operating Officer under an employment agreement with us. The term of the agreement expires on May 31, 2013 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Busch’s base salary was $340,000 from June 1, 2008 through May 31, 2009, $350,000 from June 1, 2009 through May 31, 2010, $360,000 from June 1, 2010 through May 31, 2011, $370,000 from June 1, 2011 through May 31, 2012 and $380,000 thereafter. In addition to his base salary, Mr. Busch was eligible to earn a targeted annual bonus of $175,000 for 2009, $180,000 for 2010 and $185,000 for 2011, and is eligible to earn $190,000 for 2012 and thereafter, at the discretion of our Chief Executive Officer, based on Mr. Busch’s attainment of goals set by our Chief Executive Officer. In the event of termination upon change of control or for reasons other than cause, or if Mr. Busch resigns for good reason, as defined in the agreement, Mr. Busch is eligible to receive his base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Brian Jones

Mr. Jones is employed as Executive Vice President and Co-Chief Operating Officer under an employment agreement with us. The term of the agreement expires on May 31, 2013 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Jones’ base salary was $340,000 from June 1, 2008 through May 31, 2009, $350,000 from June 1, 2009 through May 31, 2010, $360,000 from June 1, 2010 through May 31, 2011, $370,000 from June 1, 2011 through May 31, 2012 and $380,000 thereafter. In addition to his base salary, Mr. Jones was eligible to earn a targeted annual bonus of $175,000 for 2009, $180,000 for 2010 and was eligible to earn a targeted annual bonus of $185,000 for 2011, $190,000 for 2012 and thereafter, at the discretion of our Chief Executive Officer, based on Mr. Jones’ attainment of goals set by our Chief Executive Officer. In the event of termination upon a change of control or for reasons other than cause, or if Mr. Jones resigns for good reason, as defined in the agreement, Mr. Jones is eligible to receive his base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Marc Montoya

Mr. Montoya is employed as Senior Vice President, eMedia under an employment agreement with us. The term of the agreement expires on October 25, 2014 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Montoya’s base salary was $190,000 from October 26, 2009 through October 25, 2010, $195,000 from October 26, 2010 through October 25, 2011, $200,000 from October 26, 2011 through October 25, 2012, $205,000 from October 26, 2012 through October 25, 2013 and $210,000 from October 26, 2013 through October 25, 2014. Effective January 1, 2011, and continuing throughout the term of the agreement, Mr. Montoya was eligible to earn a targeted annual bonus of $50,000, at the discretion of our Chief Executive Officer, based on Mr. Montoya’s attainment of goals set by our Chief Executive Officer. Effective August 1, 2011, and continuing throughout the term of the agreement, Mr. Montoya will be paid a commission of 0.06% of net eMedia revenues in the course of our regular payroll policy. In the event of termination upon a change of control or for reasons other than cause, or if Mr. Montoya resigns for good reason, as defined in the agreement, Mr. Montoya is eligible to receive his base salary for a period of six months and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth information that summarizes compensation for the years ended December 31, 2012, 2011, and 2010 for our Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Perry A. Sook	2012	$1,000,000	$2,000,000	$7,371,000	$11,327	$11,382,327
President, Chief Executive Officer and Director	2011	993,103	1,316,667	—	12,972	2,322,742
	2010	948,269	1,116,667	—	11,746	2,076,682

Thomas E. Carter	2012	413,692	500,000	—	11,279	924,971
Chief Financial Officer and Executive Vice President	2011	403,769	250,000	—	11,154	664,923
	2010	393,846	350,000	296,700	9,125	1,049,671

Timothy C. Busch	2012	375,423	350,000	—	5,206	730,629
Executive Vice President, Co-Chief Operating Officer	2011	365,054	250,000	—	4,837	619,891
	2010	355,538	350,000	477,300	5,312	1,188,150

Brian Jones	2012	375,423	350,000	—	10,802	736,225
Executive Vice President, Co-Chief Operating Officer	2011	365,981	200,000	—	10,677	576,658
	2010	355,538	350,000	—	9,574	715,112

Marc Montoya	2012	201,135	40,000	—	176,951	418,086
Senior Vice President, eMedia	2011	195,731	50,000	—	113,317	359,048
	2010	190,750	50,000	29,670	79,024	349,444

(1)
Represents the grant date fair value of the awards computed in accordance with FASB Accounting Standards Codification (ASC) 718. See the Notes to the Company’s Consolidated Financial Statements in our 2012 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation of these awards.

(2)	All Other Compensation consists of the following items:

Name	Year	Automobile Allowance (a) ($)	Life Insurance Premiums (b) ($)	Commission ($)	Company Contributions to 401(k) Plans ($)	Total ($)
Perry A. Sook	2012	$5,595	$1,242	$—	$4,490	11,327
	2011	7,365	1,242	—	4,365	12,972
	2010	7,365	1,262	—	3,119	11,746

Thomas E. Carter	2012	6,000	552	—	4,727	11,279
	2011	6,000	552	—	4,602	11,154
	2010	6,000	326	—	2,799	9,125

Timothy C. Busch	2012	620	360	—	4,226	5,206
	2011	752	360	—	3,725	4,837
	2010	752	2,660	—	1,900	5,312

Brian Jones	2012	6,000	552	—	4,250	10,802
	2011	6,000	552	—	4,125	10,677
	2010	6,000	647	—	2,927	9,574

Marc Montoya	2012	—	276	176,675	—	176,951
	2011	—	180	113,137	—	113,317
	2010	—	327	78,697	—	79,024

(a)	Represents either the automobile allowance paid to the individual or the value of their personal use of a Company-owned automobile.
(b)	Represents personal group life insurance premiums paid by the Company.

2012 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards made to each of the Named Executive Officers listed in the Summary Compensation Table during the year ended December 31, 2012:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)

Perry A. Sook	September 11, 2012	1,000,000	$9.60	$7,371,000
Thomas E. Carter	—	—	—	—
Timothy C. Busch	—	—	—	—
Brian Jones	—	—	—	—
Marc Montoya	—	—	—	—

2012 OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table sets forth information as of December 31, 2012 concerning outstanding equity awards held by the Named Executive Officers listed in the Summary Compensation Table.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date (3)
Perry A. Sook	300,000	—		$4.56	November 28, 2013
	300,000	—		4.56	December 15, 2014
	300,000	—		4.37	December 15, 2015
	300,000	—		4.90	December 19, 2016
	300,000	—		4.56	December 20, 2017
	—	100,000		0.82	June 12, 2019
	—	1,000,000	(2)	9.60	September 11, 2022

Thomas E. Carter	—	40,000		1.00	August 3, 2019
	40,000	60,000		3.95	January 21, 2020

Timothy C. Busch	50,000	—		4.56	November 28, 2013
	20,000	—		4.56	December 15, 2014
	25,000	—		4.37	December 15, 2015
	30,000	—		4.90	December 19, 2016
	25,000	—		4.56	December 20, 2017
	—	20,000		0.82	June 12, 2019
	40,000	60,000		5.85	December 10, 2020

Brian Jones	50,000	—		4.56	November 28, 2013
	20,000	—		4.56	December 15, 2014
	25,000	—		4.37	December 15, 2015
	30,000	—		4.90	December 19, 2016
	40,000	—		4.56	December 20, 2017
	21,000	14,000		0.82	June 12, 2019

Marc Montoya	4,000	6,000		3.95	January 21, 2020

(1)	Unless otherwise noted, stock options vest at a rate of twenty percent each year until the award is fully vested on the fifth anniversary of the grant date.
(2)	Stock options vest at a rate of twenty five percent each year until the award is fully vested on the fourth anniversary of the grant date.
(3)	Stock options expire ten years from the date of grant.

2012 OPTION EXERCISES

The following table sets forth information concerning option exercises and stock vested for each of the Named Executive Officers listed in the Summary Compensation Table during the year ended December 31, 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Perry A. Sook	150,000	1,446,000	—	—
Thomas E. Carter	60,000	498,600	—	—
Timothy C. Busch	30,000	270,900	—	—
Brian Jones	—	—	—	—
Marc Montoya	—	—	—	—

(1)
The “value realized” is calculated by determining the difference between the market price of the option award at exercise and the exercise price multiplied by the number of shares acquired on exercise.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our Named Executive Officers has entered into an employment agreement with the Company (see “Employment Agreements” in this Proxy Statement). Included in each employment agreement are provisions regarding termination of employment, including a change in control of the Company. The circumstances that would result in the payment of severance compensation and other benefits under the employment agreements are identical for each of the Named Executive Officers.

As defined in the employment agreements, there are three different circumstances that would result in the payment of severance compensation, each as defined in the employment agreements, as follows: (1) change in control of the Company; (2) termination by the Company for reasons other than cause; and (3) resignation by the Named Executive Officer with good reason.

In the event of termination for any of the above reasons, as defined in the employment agreements, each Named Executive Officer is eligible to receive his base salary for a period of one year (except for Mr. Sook who would receive two years base salary plus target bonus and Mr. Montoya who would receive six months of his base salary) and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

The following table sets forth potential payments to our Named Executive Officers under their employment agreements, for various circumstances involving the termination of employment of our Named Executive Officers or change in control of the Company, assuming a December 31, 2012 termination date.

Name	Death or Disability ($)	Change in Control ($)	Involuntary Termination With Cause ($)	Involuntary Termination Without Cause ($)	Voluntary Termination With Good Reason ($)	Voluntary Termination Without Good Reason ($)
Perry A. Sook	—	$3,700,000	—	$3,700,000	$3,700,000	—
Thomas E. Carter	—	424,167	—	424,167	424,167	—
Timothy C. Busch	—	380,000	—	380,000	380,000	—
Brian Jones	—	380,000	—	380,000	380,000	—
Marc Montoya	—	102,500	—	102,500	102,500	—

OTHER INFORMATION

Annual Report on Form 10-K and Additional Information

The Company is subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, the Company files reports, documents and other information with the SEC. These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet website that contains periodic and other reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

The Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q can be accessed through the SEC website or are available from the Company, without charge, by first-class mail or other equally prompt means of delivery within one business day of the Company’s receipt of a written or oral request directed to us at Secretary, Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Blvd., Suite 1400, Irving, Texas 75039.

Other Business

The Board of Directors knows of no other matters other than those described in this Information Statement that have been approved or considered by the holders of a majority of the shares of our common stock.

Stockholders Sharing an Address

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting the Company at: Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Thomas Carter, Chief Financial Officer or by calling (972) 373-8800. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

By Order of the Board of Directors,

/s/ Elizabeth Ryder

Elizabeth Ryder
Secretary

April 30, 2013

Annex A

NEXSTAR BROADCASTING GROUP, INC.
AMENDMENT NO. 1 TO THE
NEXSTAR BROADCASTING GROUP, INC.
2006 LONG-TERM EQUITY INCENTIVE PLAN

WHEREAS, Nexstar Broadcasting Group, Inc. (the “Company”) maintains the Nexstar Broadcasting Group, Inc. 2006 Long-Term Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Company or the Committee may at any time and from time to time, alter, amend or modify the Plan in whole or in part upon prior approval from stockholders of the Company if stockholder approval would be required by applicable law or regulations; and

WHEREAS, the Board of Directors of the Company, having received prior approval from the stockholders of the Company, desires to amend the Plan effective as of September 10, 2012 as set forth herein.

NOW, THEREFORE, pursuant to Section 16 of the Plan, the Plan is hereby amended effective as of September 10, 2012 as set forth in this Amendment No. 1 (“Amendment”). Capitalized terms not otherwise defined herein will have the meaning ascribed to such terms in the Plan.

1.	The second sentence of Section 6 of the Plan shall be amended and restated in its entirety by the following:
“In any one calendar year, the Committee shall not grant to any one participant options or SARs to purchase a number of shares of Common Stock in excess of 500,000.”
2.	Except as specifically modified herein, the Plan shall continue in full force and effect in accordance with all of the terms and conditions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed as of the 22nd day of April, 2013.

NEXSTAR BROADCASTING GROUP, INC.

By:	/s/ Thomas E. Carter

Name:	Thomas E. Carter

Title:	Chief Financial Officer